Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-166697, 333-169813, 333-237500, 333-238136, 333-253332 and 333-257693 on Form F-3 of our reports dated March 31, 2023, relating to the consolidated financial statements of Seanergy Maritime Holdings Corp. and the effectiveness of Seanergy Maritime Holdings Corp. internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece
March 31, 2023